Exhibit 99.1

Media Contact: Investor Contact: Web site:	Roy Wiley, 630-753-2627 Heather Kos, 630-753-2406 www.Navistar.com/newsroom

NAVISTAR TO RESTATE RESULTS FOR THE FIRST

NINE MONTHS OF FISCAL 2008; REAFFIRMS GUIDANCE FOR 2008

•	Reported net income for the nine months expected to increase by $50 million to $70 million
•	Expects to file 10-K on time

WARRENVILLE, Ill. (December 23, 2008)—Navistar International Corporation (NYSE:NAV) announced today that it will restate its financial results for the nine months ended July 31, 2008. As a result, the company expects to increase reported net income by $50 million to $70 million ($0.68 to $0.95 per diluted share) for the nine months ended July 31, 2008.

Navistar continues to affirm its guidance for fiscal 2008 of projected net income in the range of $467 million to $548 million and diluted earnings per share of $6.35 to $7.45, excluding charges for impairment of long-lived assets and related charges associated with certain assets in its Engine segment(1). Navistar’s Truck segment performed for the year as anticipated; however, the profitability occurred earlier in the current fiscal year than previously expected.

The need for the restatement relates to overstatement of costs of products sold and the understatement of inventories and accounts payable in Navistar’s Truck segment. Navistar expects to file one or more amended quarterly reports prior to filing its 2008 annual 10-K. The restatement is not expected to delay the company’s year-end filing for fiscal 2008 scheduled for December 30.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

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Page Two—Truck Restatement

SEC Regulation G

(1) On November 12, 2008, Navistar filed a Form 8-K with the Securities and Exchange Commission disclosing impairment charges related to its Vee engine business unit. This work is ongoing, but the Company estimates that it will record expenses ranging from $375 to $430 million, the majority of which are expected to be recognized in the fourth quarter of fiscal 2008. Our guidance excludes these charges and can be reconciled to the applicable U.S. generally accepted accounting principles (GAAP) measures as follows:

($ Millions, except per share data)	Net Income	Diluted EPS
Non-GAAP guidance	$467 to $548	$6.35 to $7.45
Less: Impairment and other related charges	($430) to ($375)	($5.85) to ($5.10)
GAAP	$37 to $173	$0.50 to $2.35

The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation above, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the above reconciliations and to provide an additional measure of performance.

Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions. For a further description of these factors, see Item 1A. Risk Factors included within our Form 10-Q for the period ended July 31, 2008 and our Form 10-K for the year ended October 31, 2007, which were filed on September 3, 2008 and May 29, 2008, respectively. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.